Exhibit 99.1

Academy Sports + Outdoors Announces Promotion of Carl Ford
to Executive Vice President and Chief Financial Officer

KATY, TEXAS (July, 11, 2023) – Academy Sports + Outdoors, Inc. (“Academy“ or the “Company”) (Nasdaq: ASO) today announced that Carl Ford has been promoted to Executive Vice President and Chief Financial Officer effective July 12, 2023, succeeding Michael Mullican, who recently transitioned to President. In his new role, Mr. Ford will oversee Finance, Accounting, Tax, Treasury, Loss Prevention, Internal Audit, and Investor Relations.

Mr. Ford has served as Academy’s Senior Vice President, Finance since January 2019. Prior to joining Academy, he served as Vice President of Financial Planning & Analysis at Belk, Inc. where he spent 15 years. During his time at Belk, he also served as the Vice President of Internal Audit and held leadership roles in Accounting and Treasury. Mr. Ford also worked for Deloitte & Touche in their audit practice. He holds a master’s degree in accounting from the University of Alabama, a bachelor’s degree in accounting from the University of Southern Mississippi, and he is an active Certified Public Accountant.
“I am thrilled to announce the promotion of Carl Ford to Chief Financial Officer,” says Michael Mullican Academy Sports + Outdoors President. “He has an incredible financial acumen and track record of driving positive results at Academy. He played an integral role in helping us navigate the pandemic, achieve our previous long-range plan, as well as supporting our IPO and the development of our new long-range plan. I’m confident Carl and his team will continue to be excellent stewards of our capital as they drive value for our shareholders.”

“I’m humbled and excited for the opportunity to lead our finance organization into the future,” said Mr. Ford. “Under Michael’s leadership, we developed a strong financial team, redefined business processes, and established Academy within the financial community. The Company has a strong balance sheet and solid cash flow to support our growth and create value for our shareholders. I look forward to partnering with Steve and Michael as we focus on long-term growth and profitability as we pursue our vision of becoming the best sports and outdoors retailer in the country.”

About Academy Sports + Outdoors
Academy is a leading full-line sporting goods and outdoor recreation retailer in the United States. Originally founded in 1938 as a family business in Texas, Academy has grown to 270 stores across 18 states. Academy’s mission is to provide “Fun for All”, and Academy fulfills this mission with a localized merchandising strategy and value proposition that strongly connects with a broad range of consumers. Academy’s product assortment focuses on key categories of outdoor, apparel, footwear and sports & recreation through both leading national brands and a portfolio of private label brands. For more information, visit academy.com.

Exhibit 99.1

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Academy’s current expectations and are not guarantees of future performance. You can identify these forward-looking statements by the use of words such as “expects,” “continues,” “will,” “should,” “future,” “forward,” or the negative version of these words or other comparable words. The forward-looking statements include, among other things, statements regarding Academy’s expectations regarding its future performance and are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Academy’s filings with the SEC, including Academy’s most recently filed Annual Report on Form 10-K, under the caption “Risk Factors,” as may be updated from time to time in our periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. Academy undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact	Media Contact
Matt Hodges	Elise Hasbrook
VP, Investor Relations	VP, Communications
281-646-5362	281-944-6041
matt.hodges@academy.com	elise.hasbrook@academy.com

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